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                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements Form S-8 Nos. 333-66723, 333-66731, 333-68125, 333-68619, 333-68623, and 333-68625
and Form S-3 Nos. 333-79097 and 333-33638 pertaining to the various stock option, warrant, and other employee benefit plans of World Access, Inc. and subsidiaries of our report dated March 10, 2000, with respect to the consolidated financial statements of Long Distance International, Inc. and subsidiaries included in this Current Report on Form 8-K/A, Amendment No. 2, of World Access, Inc.

                                             /s/ Ernst & Young LLP


WEST PALM BEACH, FLORIDA
AUGUST 2, 2000